EXHIBIT 23.1

CONSENT OF GORDON, HUGHES & BANKS, LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Spicy Pickle Franchising, Inc. and to the inclusion therein of our report dated March 17, 2008, with respect to the financial statements of Spicy Pickle Franchising, Inc. as of December 31, 2007 and 2006, and for the years then ended.

/s/ Gordon, Hughes & Banks, LLP Gordon, Hughes & Banks, LLP

Greenwood Village, Colorado
April 1, 2008